================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                  JULY 31, 1997



                           CAPITAL MEDIA GROUP LIMITED
             (Exact name of registrant as specified in its charter)



     NEVADA                         0-21051                 87-0453100
 (State or other               (Commission File          (I.R.S. Employer
  jurisdiction                      Number)               Identification
of incorporation)                                              No.)


                                 25 JAMES STREET
                             LONDON W1M 5HY, ENGLAND
                    (Address of principal executive offices)



     Registrant's telephone number, including area code: 011-44-171-224-4141
================================================================================

ITEMS 2 AND 5.    ACQUISITION OF ASSETS AND OTHER EVENTS

COMPLETION OF THE SHARE EXCHANGE WITH THE UNIMEDIA STOCKHOLDERS

         In its Form 10-QSB for the second quarter and six months ended June 30, 1997, the Company reported the first closing of a share exchange with certain of the shareholders of Unimedia, S.A. ("Unimedia"). At the first closing of the share exchange, which was completed on July 31, 1997, the Company acquired 50.3% of Unimedia's outstanding common stock (the "Unimedia Acquisition") in exchange for 4,333,000 shares of the Company's authorized but unissued common stock. For information regarding the Unimedia Acquisition and the other transactions which were entered into at the first closing of the share exchange, see the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997 (the "Form 10-QSB"). The information with respect to the share exchange between the Company and certain of the stockholders of Unimedia and regarding the terms of the Unimedia Acquisition which is contained in this Form 8-K supplements the information set forth in the Form 10-QSB.

         Shareholders of Unimedia that did not participate in the first closing of the share exchange had the right, under the Agreement and Plan of Reorganization, as amended, between the Company, Unimedia and certain of the shareholders of Unimedia (the "Unimedia Agreement"), until September 5, 1997, to participate in the share exchange on the basis of one Unimedia common share for 700 shares of the Company's authorized but unissued common stock. On September 5, 1997, two additional Unimedia shareholders owning an aggregate of 31.3% of Unimedia's outstanding shares elected to exchange their Unimedia shares for an aggregate of 2,693,600 shares of the Company's authorized common stock. At this date, the Company owns an aggregate of 81.6% of Unimedia's outstanding common stock.

         At the present time, the Unimedia Agreement has expired. The Company intends to continue a dialogue with the three remaining minority holders of Unimedia's securities and may, in the future, agree to acquire their Unimedia securities, although the Company is no longer obligated to do so. The terms of any such acquisition shall be determined by the Company's Board of Directors and may be different from the terms of the share exchange which has already been consummated. See "Dispute with Unimedia Minority Stockholders" below.

FINANCIAL INFORMATION REGARDING UNIMEDIA AND THE COMBINED ENTITY

         This Form 8-K contains the following financial statements, as required by Items 2 and Item 7 of Form 8-K:

         - Audited financial statements of Unimedia at December 31, 1995 and 1996 and for the period from inception to December 31, 1995 and the year ended December 31, 1996;

         - Unaudited financial statements of Unimedia at June 30, 1996 and 1997 and for the six months ended June 30, 1996 and 1997; and

         - Proforma consolidated financial information at December 31, 1996 and June 30, 1997 and for the year ended December 31, 1996 and the six months ended June 30, 1997.

         SUMMARY FINANCIAL DATA REGARDING UNIMEDIA AND THE COMBINED ENTITY

         THE SUMMARY FINANCIAL DATA SET FORTH BELOW IS DERIVED FROM AND SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, AND THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS CONTAINED HEREIN OR IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE FORM 10-QSB. THE SUMMARY FINANCIAL DATA AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 ARE DERIVED FROM UNAUDITED INTERIM FINANCIAL STATEMENTS CONTAINED ELSEWHERE HEREIN AND IN THE FORM 10-QSB. OPERATING RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 1997 ARE NOT NECESSARILY INDICATIVE OF RESULTS THAT MAY BE EXPECTED FOR THE YEAR ENDING DECEMBER 31, 1997.

         CAPITAL MEDIA GROUP LIMITED

                                FISCAL YEAR ENDED DECEMBER 31,          SIX MONTHS ENDED JUNE 30,
                                             1996                                 1997
                              -----------------------------------     -----------------------------
                                                         PRO                                    PRO
                                     ACTUAL           FORMA(a)              ACTUAL         FORMA(a)
                                  -------------     -------------     ------------     ------------
STATEMENT OF INCOME DATA:
Revenue......................     $  2,075,407      $  2,343,133      $   874,733     $    968,548
Operating Costs..............      (18,352,988)      (19,977,080)      (9,782,256)     (10,632,399)
Operating Loss...............      (16,277,581)      (17,633,947)      (8,907,523)      (9,663,851)
Loss before Taxation.........      (16,255,481)      (19,714,764)      (9,050,592)      (8,762,567)
Tax Provision................           (6,623)         (613,377)          (2,669)          (2,669)
Net Loss.....................      (16,262,104)      (19,101,387)      (9,053,261)      (8,765,236)
Net Loss Per Share...........           ($1.32)           ($1.02)          ($0.48)          ($0.34)
Weighted Average Shares
  Outstanding................       12,359,029        19,385,629       18,859,995       25,886,525


BALANCE SHEET DATA:                          JUNE 30,
                                              1997
                                           PRO FORMA (b)
                                           -------------
Working Capital(Deficit)..............       $(4,199,914)
Current Assets........................         6,861,244
Investments...........................         6,238,727
Intangible Assets.....................         2,798,690
Total Assets..........................        17,284,412
Total Liabilities.....................        11,061,158
Minority Interests in Subsidiaries....         1,024,138
Stockholder's Equity..................         5,199,116
--------------------
(a) Represents pro forma results of operations of the Company after giving effect to the Unimedia Acquisition as if such event had occurred as of the beginning of the period presented.

(b) Represents pro forma balance sheet data for the Company after giving effect to the Unimedia Acquisition as if such event had occurred at June 30, 1997.

         UNIMEDIA, S.A.


                                      FISCAL YEARS ENDED DECEMBER 31,        SIX MONTHS ENDED JUNE 30,
                                      --------------------------------     -----------------------------
                                           1995              1996              1996             1997
                                      --------------     -------------     -------------     -----------
Revenues..............................           --           327,726         $ 228,432       $  93,815
Operating Costs.......................     (130,921)       (1,624,092)         (430,424)       (850,143)
Operating Loss........................     (130,921)       (1,296,366)         (201,992)       (756,328)
(Loss)/Profit Before Taxation.........     (124,201)       (3,399,283)         (142,539)        288,025(1)
Tax Provision.........................       45,511         1,246,177            47,860         149,705
Net (Loss)/Profit.....................      (78,690)       (2,153,106)          (94,679)        437,730

--------------------
(1)  Includes other income, net of  $1,044,353.








                            [CONTINUES ON NEXT PAGE]

NEED FOR ADDITIONAL SHORT AND LONG TERM CAPITAL

     As described in the Form 10-QSB, the Company continues to require substantial additional funds to meet its current cash flow requirements and to fund its proposed future business activities. In that regard, while the Company has not entered into definitive agreements, it expects in the short term to be able to obtain the funds required to continue its present operation until at least the end of the year, which the Company believes will allow it sufficient time to try to obtain the long term capital required to fund the further development of the Company's current and proposed businesses. If such short term capital is not obtained, of which there can be no assurance, it will have a substantial adverse effect upon the Company, as more particularly described below.

     At the present time, the Company expects that it can sustain its current operations, other than Onyx Television, until the end of 1997, without substantial additional capital. However, with respect to Onyx Television, which requires approximately $1.0 million of working capital per month for its operations, the Company's currently existing funds will only allow the Company to continue to operate Onyx Television until approximately October 7, 1997. The Company's failure to obtain short term capital to meet Onyx Television's operating requirements will likely cause the Company to have to consider its alternatives with respect to the station, including the possibility of closing the station. As set forth above, the Company anticipates that the required funds to continue the operations of Onyx Television beyond October 7, 1997 will be obtained. However, there can be no assurance that this will occur.

     Additionally, the Company is seeking additional funding to allow it to pursue its longer term business objectives. There can be no assurance that the funding required to further the Company's longer term business objectives will be obtained.

     In regard to its capital raising efforts, the Company is likely going to fund its capital requirements through additional sales of the Company's equity securities. The Company may also seek funding for particular projects through investments directly into those projects. In that regard, the Company may consider selling all or a portion of Onyx Television's operations to a third party or may consider a joint venture of Onyx Television's operations with other media interests. The Company is also seeking strategic alliances with respect to its other current and proposed businesses and to reduce operating costs in all of its businesses whenever possible. No definitive agreements with respect to any of the above matters have been entered into to date.

     For further information regarding the Company's financial condition and results of operations, see the Company's 1996 Annual Report on Form 10-KSB and the Form 10-QSB.

DESCRIPTION OF THE COMPANY'S BUSINESS AFTER COMPLETION OF THE UNIMEDIA
ACQUISITION

     Following the acquisition of Unimedia, the Company has two primary businesses: (i) a media business, consisting of interests in three companies, Onyx Television, which operates a music television station in Germany, Tinerama, which operates a Romanian print media group and radio station, and Blink TV, which is a specialist TV programming vehicle to provide lifestyle programming on large video screens at U.K. concert events, and (ii) a software development business, consisting of the Company's interest in Unimedia, a development stage company which intends to engage in the development of applications based upon smart card technology (including remote security and authentication token technology, sales automation, Internet access and infra-red contactless smart-card technology).

     The Company intends to continue to develop its historic businesses. The Company long term objectives also include: (i) the future development of a software platform for Internet entertainment and gambling and the development of one or more strategic relationships to further the development of an Internet entertainment and gambling business and (ii) the integration of the Company's media operations with the Company's computer software and Internet related activities.

     For a description of the business of Onyx Television, Tinerama and Blink TV, and for information regarding the Company's interests therein, see the Company's 1996 Annual Report on Form 10-KSB and the Form 10-QSB.

     The following sets forth a description of Unimedia's business and the proposed future businesses of the Company after the Unimedia Acquisition.

     UNIMEDIA'S BUSINESS

     Unimedia is a development stage company. To date, Unimedia's activities have been comprised principally of the acquisition and disposition of equity interests in companies which Unimedia believes have progressive Internet, smart card and software technologies. Such companies' technologies include remote security and authentication token technology, sales automation, Internet access and infra-red contactless smart-card technology.

     Historically, Unimedia has sought to have access to technologies that can satisfy its business objectives through relationships with strategic partners in which Unimedia acquired an equity interest and distribution arrangement, although such relationships have not, to date, resulted in substantial revenues to Unimedia.

     In that regard, Unimedia has since its organization taken minority interests in several companies. Although Unimedia has historically believed that there are advantages in establishing relationships with technology partners through acquiring minority interests in such companies, Unimedia's management has concluded that in the future Unimedia will focus on owning interests in companies in which it will have access to and use of the technology being developed for use in its business or on ventures in which the Company, either through Unimedia or through other subsidiaries funded by the Company, controls the technology being developed. It is also anticipated that over time, Unimedia will divest itself of certain of the minority interests which it has previously acquired in order to focus its energy on its proposed smart card technology business.

     At the present time, Unimedia owns a minority interest in TopCard S.A. ("TopCard"), a French company specializing in infra-red contactless smart-card technology and e-cash software. Unimedia has an agreement with TopCard pursuant to which it is the exclusive worldwide distributor of TopCard technology for use in Internet, television and gaming applications. Unimedia has recently entered into a non binding letter of intent to acquire substantially all of TopCard's outstanding common stock in return for approximately 400,000 shares of the Company's common stock and $150,000 in cash, which shares will be transferred to TopCard's shareholders from the shares of the Company's common stock already owned by Unimedia. There can be no assurance that this proposed transaction will be completed.

     Unimedia has also loaned $2.5 million to an Israeli software development company, Pixel Ltd. for use in its business and has obtained certain rights with respect to certain products developed or under development by Pixel. Pixel is a developer of computer graphics, animation and multimedia interactive software. At the present time, the Company, Unimedia and Pixel are discussing a possible acquisition by the Company and/or by Unimedia of a substantial portion of the business of Pixel in satisfaction of this debt and, perhaps, for certain additional consideration to be paid by the Company or Unimedia. No definitive agreements have been entered into to date and there can be no assurance that any possible acquisition of Pixel's assets will be consummated.

     Unimedia also has a minority interest in ActivCard, S.A. ("ActivCard"), a French company that has developed remote security and authentication token technology. Unimedia is presently a distributor of ActivCard's technology and has the right to obtain certain exclusive rights with respect to the technology in the area of television and online games, Internet video on demand and distant education if Unimedia meets certain minimum purchase obligations to ActivCard during 1997. To date, Unimedia has not met those terms and does not anticipate that it will meet these terms during the remainder of 1997. While it is anticipated that Unimedia will remain a distributor of ActivCard's technology in the future, it is not anticipated that the distribution of ActivCard's technology will be the primary focus of Unimedia's business in the future.

     Unimedia owns a minority interest in Enanti Corp., a Florida company with technology for Internet sales automation and business information management. Unimedia is the exclusive European distributor of Enanti Corp.'s flagship product Enanti Contact. Unimedia also has a minority interest in Internet Way, a French Internet Service Provider to businesses. Unimedia is a non-exclusive distributor of Internet access through Internet Way. It is not anticipated that Unimedia will focus on either of these businesses in the future.

     During future periods, Unimedia will seek, as its primary business objective, to develop applications for smart card technology which it determines can be used in business and from which

Unimedia can seek to receive transaction fees from the use of the technology. It can be anticipated that initially the technology held by TopCard will be the primary technology upon which Unimedia will focus its development efforts.

     PROPOSED INTERNET GAMBLING AND ENTERTAINMENT BUSINESS

     The Company has decided that it will pursue the development of a software platform for Internet gambling and entertainment. To date, in furtherance of this objective, Unimedia has engaged the services of a consultant, SCP Valfab, which provides the services of Jacque Dubost, a consultant to the casino industry and the former manager of casinos in Monte Carlo. Unimedia has also commenced development of the software necessary to enter the Internet gambling and entertainment business, but is only in the very early stages of the development of that software.

     In furtherance of this proposed business, the Company is presently seeking joint venture partners in the gambling industry and in the business of providing software and services to the gambling industry, and funding to allow for the development of the software platform required to develop this business. To date, no definitive arrangements have been entered into and there can be no assurance that any such joint venture partners and funding will be available to develop this business.

     Some of the products which the Company and Unimedia have already identified for development, subject to funding, are the following:

                  ONLINE GAMBLING. The Company intends to develop an online gambling platform for licensing to established casino operators. The Company's focus in its development is a user friendly platform that will provide leisure consumers with secured access to well known casinos through the Internet and alternative access through the telephone and through cable media. The goal of the platform from the casino's perspective is to permit players to securely open an account and access the virtual casino, simulated and live, from the Internet and provide the casino operator with an efficient and transparent way to manage back-office operations. Unimedia expects that revenues from this proposed business would be generated through recurrent royalties paid by the casinos based on the level of gaming activity of its clients.

     The legality of gaming through the use of the Internet is uncertain at this point. The Company does not anticipate running virtual casinos. However, sales of the Company's proposed gaming-related software products will depend on the continued international growth of virtual casinos. A number of statutes in various jurisdictions could be construed to prohibit gaming through the Internet. While the Company will focus its sales and marketing efforts in jurisdictions that allow private network and Internet gaming, there can be no assurance that international, federal, state or local laws or regulatory procedures, including those which relate to the issue of gaming on the Internet, which would adversely affect the Company's business, financial condition, results of operations or prospects will not be expanded or imposed.

                  VIRTUAL CITY. The Company plans to develop what the Company believes to be the next step in Internet interactive experiences - the Virtual City. The Virtual City will be an interactive web site in which a user may select a city on the computer screen, such as Monaco, and "visit" the city and several sites in the city such as a shopping area, cultural gallery, educational institution or area, amusement area or gaming location. The virtual city site is expected to offer e-mail, interactive informational and location-specific movies. It is expected that a virtual city will be accessible through any personal computer with Internet access and from any interactive television equipped with a digital decoder. As with the gaming platform, the Company plans to use the smart card technology developed in the future by Unimedia to assure secured online payment, e-mail and data warehousing.

     The Company's Internet gambling and entertainment business will require additional capital and substantial software development, as well as entering into joint ventures with parties in the gambling business and parties offering services to the gambling industry in order to be successful. There can be no assurance that the Company will be successful in developing this business.

     LONG TERM BUSINESS STRATEGY

     The Company's long term strategy is to become a leading provider in Europe of digital interactive multimedia entertainment programs and online services through conventional mediums, such as television and cable, and the Internet. The Company believes that over time it will be able to maximize its opportunities by cross fertilizing the conventional aspects of its media business with its proposed new media development and activities by finding applications for its programming in new arenas (such as the Internet). One product, for example, which is being considered, is the development of a web site where persons may view music videos and programming presently shown or developed in the future on Onyx Television. The Company also plans in the future to develop new television programming formats in order to become a company at the leading edge of the convergence between television and PC Networks.

     The Company further intends to pursue a strategy of seeking to provide Onyx Television's programming through expanding digital European television networks and seeking to expand the Onyx Television and Blink TV concepts to other countries.

     COMPETITION

     The Company faces intense and increasing competition from other software companies and companies developing smart card technology and applications for smart card technology which are substantially larger, have greater financial resources and name recognition than the Company and Unimedia and longer operating histories in the Internet markets and greater technical and marketing resources than the Company and Unimedia. As a result, such competitors may have a competitive advantage over the Company and Unimedia and may be able to respond more quickly to new or emerging technologies and changes in customer needs or to devote greater resources to the development, promotion and sale of their products. Initially, the Company will be competing with other companies involved in the development and marketing of entertainment and communications products and services over the Internet and the World Wide Web (the "Web"). The Company will face intense competition in connection with its proposed gambling products. Its Internet casino product will compete with numerous companies operating throughout the world. There are numerous casinos currently operating over the Internet, many of which use software developed for their own purposes. The Company believes that some of these operators may decide to offer to sell their software to other casino operators in the future. The Company's proposed gaming products also compete with other forms of gaming activities, including state-sponsored lotteries and horse racing and competes for discretionary spending with other leisure time activities and alternate forms of entertainment.


     NEW PRODUCT DEVELOPMENT AND RAPID TECHNOLOGICAL CHANGE.

     The market for the Company's and Unimedia's software and services will be characterized by rapidly changing technology and industry standards. The introduction of products embodying new technologies and the emergence of new industry standards can quickly render existing software obsolete and unmarketable. The Company's and Unimedia's future success will depend in part on its ability to develop and introduce new products and services to meet changing customer demands. Specifically, new products must: (i) incorporate new and evolving industry standards, (ii) continue to offer improved performance and features, (iii) respond to evolving customer needs, and (iv) achieve market acceptance. The development of new products and services or enhanced versions of existing products and services entails significant technical risks. There can be no assurance that the Company and Unimedia will be successful in developing and marketing new products and services that respond to technological change or evolving industry standards, that the Company and Unimedia will not experience difficulties that would delay or prevent the successful development, introduction and marketing of these products or services, or that its new products or services will adequately meet the requirements of the marketplace and achieve market acceptance. If the Company and Unimedia are unable, for technological or other reasons, to develop and introduce new products or services in a timely and cost-effective manner or to address compatibility, inoperability or other issues raised by technological changes or new industry standards, the Company's business, financial condition and operating results could be materially adversely affected.

     DEPENDENCE ON THE INTERNET.

     The success of many of the Company's proposed software products and services will depend on the continued development and growth of the Internet. The Internet is new and evolving and may not develop into the large commercial marketplace that many predict. The following factors could slow the growth of the Internet: (i) inadequate development of the necessary infrastructure (e.g. reliable network backbone), (ii) untimely development of affordable complementary products such as high speed modems, (iii) delays in the development or adoption of new standards to handle increased levels of Internet activity, or (iv) increased government regulation. The number of Internet users has grown significantly and is expected to continue to grow. The Company cannot guarantee that the Internet infrastructure will continue to support the demands placed upon it by this continued growth. The Company's financial condition could be harmed if the Internet does not become a viable commercial marketplace.

     LIMITED PROTECTION OF INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS; RISKS OF LITIGATION.

     In accordance with industry practice, the Company and Unimedia intend to rely on a combination of copyright, trademark and trade secret laws to protect their proprietary rights in any software products which they develop. Although the Company and Unimedia intend to protect their rights vigorously, there can be no assurance that these types of measures will be successful. If a significant amount of copying of the Company's or Unimedia's software were to occur, the Company could be adversely affected. Additionally, software products developed by the Company and Unimedia may be subject to claims by third parties that they infringe on such other parties intellectual property rights, which may subject the Company to litigation over these issues. Such litigation could be costly, even if it is ultimately resolved in the Company's or Unimedia's favor.

     DISPUTE WITH UNIMEDIA MINORITY STOCKHOLDERS

     Unimedia has three minority shareholders (one of whom is also a shareholder of the Company) who have previously advised Unimedia that they do not believe that the reorganization of Unimedia with the Company was in the best interest of Unimedia and its stockholders. These stockholders may in the future bring legal actions against Unimedia and/or its management (which is also now, in part, the senior executive management of the Company) to the extent that they contend that the future activities of Unimedia are not being engaged in for the benefit of Unimedia and its stockholders. The Company, which owns 81.6% of Unimedia, intends to operate and continue the future development of Unimedia's business in the best interest of Unimedia's stockholders, including the Company. Additionally, the Company believes that the Internet gambling and entertainment business which Unimedia had previously contemplated developing, cannot be developed without funding provided by the Company and without other resources provided by the Company. To the extent that such minority holders disagree with the business decisions made by Unimedia in the future, including the use by Unimedia of funds available to Unimedia which might be used in joint projects between the Company and Unimedia, they may bring legal actions against Unimedia and/or its management for breach of fiduciary duties or based upon other legal theories. Such actions, if brought, may have an adverse impact on the Company and Unimedia. Further, any such litigation would be time consuming and costly to Unimedia (and thereby to the Company, based upon its ownership of an 81.6% interest in Unimedia), even if such litigation were decided in favor of Unimedia and/or its management.

     DISPUTE BETWEEN THE COMPANY AND ITS FORMER CHIEF EXECUTIVE OFFICER

     Charles Koppel, the former chairman and CEO of the Company, had a service agreement with the Company under which he was entitled to an annual base salary of (pound)100,000 ($160,000). The agreement provided for successive automatic one-year terms unless terminated upon one year's prior notice in writing. Mr. Koppel resigned his positions with the Company on August 6, 1997.

     Mr. Koppel has advised the Company that he believes that the Board's selection of a new President and CEO of the Company, as reported in the Form 10-QSB, constituted a constructive dismissal of Mr. Koppel under his service agreement. It is the Company's view that Mr. Koppel breached his services agreement by resigning his positions with the Company and the Company intends to vigerously defend any action brought by Mr. Koppel with respect to his service agreement. There can be no assurances to the ultimate outcome of this matter.

     SHARE OWNERSHIP OF THE COMPANY'S OUTSTANDING SECURITIES

     As of September 1, 1997, there were 39,100,804 shares of Common Stock issued, 4,556,320 of which were owned by Unimedia. As a result, at that date there were 34,544,484 shares of Common Stock outstanding. The following table sets forth certain information regarding the Common Stock, owned of record or beneficially by (i) each person who owns beneficially more than 5% of the outstanding Common Stock; (ii) each of the Registrant's directors and named executive officers; and (iii) all directors and executive officers as a group.


                                         SHARES           PERCENT OF OUTSTANDING
    NAME OF BENEFICIAL OWNER       BENEFICIALLY OWNED          COMMON STOCK
    ------------------------       ------------------     ----------------------

Gilles Assouline(1)(2)                     3,528,000                 9.0%
Michel Assouline(1)(3)                             0                  *
David Ho(4)                                4,385,965                11.2%
Charles Koppel(5)(6)                       2,671,000                 6.7%
Stephen Kornfeld(7)                          775,000                 2.0%
Barry Llewellyn(8)                           610,000                 1.6%
Karl Hauptmann(9)                          2,241,320                 5.7%
James Leitner(10)                          2,066,140                 5.2%
Jean-Pierre Souviron(1)(11)                  140,000                  *
Mark Sillam(1)(12)(13)                     1,785,700                 4.6%
Jean-Francois Klein(13)                            0                  *
Stanley Hollander(14)                         90,000                  *
Edgeport Nominees(15)                      2,332,656                 6.6%
Groupe AB(16)                              5,000,000                13.8%
Kestrel, S.A.(17)                          2,064,262                 5.9%
Instar Holdings, Inc.(18)                  4,000,000                10.4%
Directors and Executive Officers
as a group (9 persons)(19)                11,614,665                32.9%
-----------------------------------
*    Less than 1%.

(1) Excludes an indeterminable number of shares and/or warrants issuable in connection with the Share Exchange between the Company and the former shareholders of Unimedia. See Section 1.5 of the Unimedia Agreement, as amended, which is an exhibit to the Company's 1997 filings with the U.S. Securities and Exchange Commission.

(2) Includes shares owned of record by two entities, Diamond Productions and Multimedia Investments ("MMI"). Mr. Assouline, the Company's President and Chief Executive Officer, controls the power to vote and dispose of the shares of Common Stock owned by these entities, and may therefore be deemed to be the beneficial owner of these shares for U.S. securities law purposes. However, the actual number of shares of Common Stock owned by these entities and a third entity, Media Ventures (see footnote 12 below), from which Mr. Assouline and his wife, Anne-

     Marie Assouline, ultimately benefit is 2,118,281 shares (5.4%). Excludes shares and warrants which may be issued to Mr. Assouline in the future for his services. Additionally, the shares held by Mr. and Mrs. Assouline are subject to a put aggregating 110,800 of the shares from which they benefit. See footnotes (3) and (12) below. If the put were to be exercised, it would reduce the Assouline family's interest in the Company to 2,007,487 shares (5.1%).

(3) Mr. Assouline, the Company's Chief Operating Officer, ultimately benefits from the 764,235 (2.0%) shares owned by several corporate entities controlled by Gilles Assouline and Marc Sillam. See footnotes (2) and (12). Mr. Assouline does not control the power to vote and dispose of the shares owned by those entities. Excludes shares and warrants which may be issued to Mr. Assouline in the future for his services. Additionally, the shares held by Mr. Assouline are subject to a put aggregating 55,413 of the shares from which he benefits. See footnotes (2) and (12). If the put were to be exercised, it would reduce Mr. Assouline's interest in the Company to 708,822 shares (1.8%).


(4) Shares are owned of record by Unbeatable Investments Ltd., an entity controlled by Mr. Ho.

(5) A portion of Mr. Koppel's shares are owned of record by Clifton Securities Limited ("Clifton"), a corporation controlled by Mr. Koppel. Also includes warrants to purchase 640,000 shares of Common Stock at an exercise price of $3.125 per share.

(6) Mr. Koppel controls the power to vote and dispose of all of the shares of Common Stock owned by Clifton. However, Mr. Koppel is the beneficial owner of only 1,287,500 of the 1,751,080 shares of Common Stock owned by Clifton, and of all of the 560,000 warrants owned by Clifton. The balance are held for the account of third parties, including Messrs. Leitner and Hauptmann.

(7) Includes: (i) 400,000 Shares of Common Stock owned by Kornfeld Associates International, Inc. ("KAI") and options to purchase an additional 200,000 Shares of Common Stock at an exercise price of $2.50 per share, and (ii) 140,000 shares and 35,000 warrants to purchase shares at $4.00 per share owned by trusts of which Mr. Kornfeld is trustee.


(8) A portion of Mr. Llewellyn's shares are owned of record by Spencer Services Limited ("Spencer"), a corporation controlled by Mr. Llewellyn. Also includes warrants to acquire 160,000 shares of Common Stock at an exercise price of $3.125 per share.

(9) Owned of record by Telor International Limited ("Telor"), a corporation controlled by Mr. Hauptmann. Includes warrants to acquire (i) 200,000 shares of Common Stock at an exercise price of $2.50 per share, (ii) 133,320 shares of Common Stock at an exercise price of $3.125 per share, and (iii) 67,500 shares of Common Stock at an exercise price of $4.00 per share. Excludes 62,500 shares owned by Clifton for Mr. Hauptmann's benefit and 400,000 shares issuable to Mr. Hauptmann upon the conversion, at the option of Instar, of his portion of the Instar Loan. See footnotes (6) and
     (15) and the Form 10-QSB.

(10) Includes warrants to purchase (i) 400,000 shares of Common Stock at an exercise price of $2.50 per share, (ii) 266,640 shares of Common Stock at an exercise price of $3.125 per share, and (iii) 132,500 shares of Common Stock at an exercise price of $4.00 per share. Excludes 50,000 shares owned by Clifton for Mr. Leitner's benefit and 1,000,000 shares issuable to Mr. Leitner upon the conversion, at the option of Instar, of his portion of the Instar Loan. See footnotes (6) and (15) and the Form 10-QSB.

(11) Owned of record by Souviron Industrie Conseil Sarl., an entity controlled by Mr. Souviron.

(12) Includes shares owned of record by two entities, BIMAP and Media Venture. Mr. Sillam controls the power to vote and dispose of the shares of Common Stock owned by these entities, and may therefore be deemed to be the beneficial owner of these shares for U.S. securities law purposes. However, the ultimate benefit of 2,064,234 of the shares owned of record by these entities and an entity controlled by Mr. Assouline, MMI, is held by Claude Berda, the principal shareholder of Groupe AB. See footnote (14) below. The beneficiaries of these shares have a put to acquire the benefit of an additional 166,240 shares. See footnotes (2) and (3) below. If the put were to be exercised, it would increase Mr. Berda's interest in the Company to 2,230,474 shares (5.7%).

(13) While Messrs. Sillam (until September 1997) and Klein serve as executive officers of Groupe AB, they disclaim beneficial ownership over the shares and warrants owned by Groupe AB. See footnote (14) below.

(14) Includes warrants to purchase (i) 15,000 shares at an exercise price of $4.00 per share, and (ii) 15,000 shares at an exercise price of $2.50 per share. Does not include shares of Common Stock and warrants owned of record by International Capital Growth, Inc. Mr. Hollander disclaims beneficial ownership of such securities.

(15) Edgeport Nominees holds these securities for the benefit of customers of Townsley & Co. See "Certain Transactions." Includes warrants to purchase 193,385 shares of Common Stock at an exercise price of $3.125 per share, warrants to purchase 130,000 shares of Common Stock at $2.50 per share and warrants to purchase 572,606 shares of Common Stock at $4.00 per share. Barry Townsley, the principal of Townsley & Co. and a former director of the Company, also owns an additional 105,000 shares of the Company's common stock, warrants to purchase 52,500 shares of the Company's Common stock at an exercise price of $4.00 per share, and the right to receive 600,000 shares upon the conversion of his portion of the Instar Loan to the extent the loan is converted by Instar (see footnote (18) below), which are excluded.

(16) Shares are owned of record by MMP, S.A. on behalf of Groupe AB. Includes warrants to purchase 1,800,000 shares of Common Stock at an exercise price of $4.00 per share. Messrs. Klein and Sillam disclaim beneficial ownership over the shares and warrants owned by Groupe AB. If aggregated with the shares beneficially owned by Mr. Berda, he would be deemed to benefit from an aggregate of 7,064,237 shares (19.4%), or 7,230,477 (19.9%) if the put is exercised. See footnote (12) above.

(17) Kestrel, S.A., a Switzerland based investment firm, has advised the Company that it holds these shares of the Common Stock and warrants to purchase additional shares of Common Stock in two nominee corporations, Latitude Investments and Transit Securities, for the benefit of multiple owners. Clients of Kestrel also control Universal, which has arranged for the transponder guarantee. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 7 to Notes to the Company's 1996 Audited Financial Statements, both of which are contained in the Company's 1996 Annual Report on Form 10-KSB. Kestrel has advised the Company that it holds these securities in non-discretionary accounts and that it does not have the power to vote or dispose of the shares of Common Stock held by it. Kestrel has also advised the Company that no affiliate of the Company has an interest in these securities and that none of the beneficial owners of these securities has a five percent or more direct or indirect beneficial interest in the Common Stock. Includes warrants to purchase (i) 200,000 shares of Common Stock at an exercise price of $2.50 per share, (ii) 133,320 shares of Common Stock at an exercise price of $3.125 per share, and (iii) 67,500 shares of Common Stock at an exercise price of $4.00 per share.

(18) Shares of Common Stock issuable to Instar if it converts, at its option, the Instar Loan into shares of Common Stock at a conversion rate of $.50 per share (or Series A Preferred Stock which is convertible into an equal number of shares of Common Stock upon the occurrence of certain events), subject to increase for shares issuable upon conversion of accrued interest on the Instar Loan. A portion of the shares of Common Stock issuable to Instar if it were to convert its loan into shares of Common Stock would be issuable to Messrs. Hauptmann, Leitner and Townsley. Instar has advised the Company that other than Messrs. Hauptmann, Leitner and Townsley, no affiliate of the Company is part of the Instar lending group. Instar has also advised the Company that it holds the Instar loan for the benefit of multiple owners and that it does not have the power to vote or dispose of the shares which it holds. Instar has also advised the Company that none of the other holders of a portion of the Instar loan (other than Messrs. Leitner, Hauptmann and Townsley) would, upon conversion, hold more than a five percent interest in the Company's outstanding Common Stock. See the Form 10-QSB and footnotes (8), (9) and (13) above.

(19) Includes warrants to purchase an aggregate of 725,000 shares.

MARKET FOR THE COMPANY'S COMMON STOCK

     At the present date, all but 330,000 shares of the Company's outstanding common stock are "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act") and may not be sold in the future without registration under the Act or pursuant to an applicable exemption therefrom (such as pursuant to Rule 144). The Company has contractually agreed to register all of the outstanding Common Stock for resale under the Act and intends to file a registration statement in the near future for the purpose of satisfying such obligation. Additionally, 12,333,328 of the Company's outstanding shares are presently eligible for sale under Rule 144. However, holders of 8,982,342 of the outstanding shares of Common Stock have agreed not to transfer certain of their securities until nine months after the effectiveness of a registration statement covering the resale of the Company's outstanding securities (without the prior written consent of the placement agent from the Company's winter 1995/96 private placement of securities).

     The Company's common stock is currently quoted on the NASDAQ Small-Cap Market. Under the current NASDAQ rules, in order to qualify for continued listing on the NASDAQ SmallCap Market, the Company, among other things, must have total assets of at least $2.0 million, capital and surplus of at least $1.0 million, a market value of public float of at least $200,000, at least two market makers and a minimum bid price of $1.00 per share (or, if the bid price is less than $1.00 per share, the Company must have capital and surplus and market value of the public float equal to at least $2.0 million and $1.0 million, respectively). Additionally, NASDAQ has recently approved changes to the standards for companies to remain listed on the SmallCap Market, including new corporate governance standards, a new requirement that the Company have net tangible assets of $2.0 million, market capitalization of $35.0 million or net income of $500,000 and other qualitative requirements. These new requirements will become effective on February 23, 1998.

     At the present time, the Company has been advised by NASDAQ that it may not meet the current maintenance standard requirement of having a minimum bid price of $1.00 per share. While the Company believes that it currently meets the alternative NASDAQ tests described above (based upon the pro forma consolidated financial information appearing elsewhere herein), there can be no assurance that the Company will continue to meet the NASDAQ continued listing standards. In such event, the Company may in the future be delisted from the NASDAQ SmallCap Market. If the Company is unable to satisfy the requirements for continued inclusion on the NASDAQ SmallCap Market, trading of the Company's common stock would again be conducted in the over-the-counter market. In such event, holders of outstanding Common Stock may find it more difficult to dispose of or obtain accurate quotations as to the market price of the common stock.

     In addition, if the Common Stock were no longer to be quoted on the NASDAQ SmallCap Market, then it is likely that the Company's Common Stock would become subject to certain regulations of the Securities and Exchange Commission, which imposes sales practice requirements on broker-dealers because the common stock of the Company has a market price of less than $5.00 per share. For example, in such situation, broker-dealers selling the securities, would be required, prior to effecting any transaction, to provide their customers with a document which discloses the risks of investing in the Company's common stock. Furthermore, in such situation, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risks of transactions in the security, which could limit the number of potential purchasers of the Company's securities.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
                                                                           PAGE
(a)  FINANCIAL STATEMENTS OF UNIMEDIA, S.A.                                ----

     PERIODS ENDED DECEMBER 31, 1996 AND 1995

     Independent Auditors Report............................................F-1

     Audited Balance Sheet at December 31, 1996 and 1995....................F-2

     Audited Statement of Operations for the year ended
       December 31, 1996 and for the period from inception
       (August 17, 1995) to December 31, 1995...............................F-3

     Audited Statement of Stockholders' Equity for year ended
       December 31, 1996 and for the period from inception
       (August 17, 1995) to December 31, 1995...............................F-4

     Audited Statement of Cash Flows for the year ended
       December 31, 1996 and for the period from inception
       (August 17, 1995) to December 31, 1995...............................F-5

     Notes to the audited financial statements..............................F-6




                            [CONTINUES ON NEXT PAGE]

     SIX MONTHS ENDED JUNE 30, 1997 AND 1996

     Unaudited Balance Sheet at June 30, 1997 and 1996.....................F-10

     Unaudited Statement of Operations for the six months ended
       June 30, 1997 and 1996..............................................F-11

     Unaudited Statement of Stockholders' Equity for six months ended
       June 30, 1997 and 1996..............................................F-12

     Unaudited Statement of Cash Flows for the six months ended
       June 30, 1997 and 1996..............................................F-13

     Notes to the unaudited financial statements...........................F-14

(b)  PROFORMA FINANCIAL INFORMATION

     Unaudited Proforma Consolidated Financial Statements..................F-19

     Unaudited pro forma balance sheets at December 31, 1996
       and June 30, 1997...................................................F-20

     Unaudited pro forma statements of stockholders' equity for the year ended December 31, 1996 and the six months ended
       June 30, 1997.......................................................F-24

     Unaudited pro forma statements of operations for the year ended
       December 31, 1996 and the six months ended June 30, 1997............F-26

     Notes to unaudited pro forma consolidated financial statements........F-28

(c)      EXHIBITS

         None

INDEPENDENT AUDITORS REPORT

To the Board of Directors

We have audited the accompanying balance sheet of UNIMEDIA S.A. as of December 31, 1995 and December 31, 1996, and the related statements of operations, stockholders' equity and cash flow for the periods August 1, 1995 to December 31, 1995 and January 1, 1996 to December 31, 1996.

These financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) and are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

As statutory auditor, we have certified the statutory accounts of UNIMEDIA S.A. for its first fiscal year beginning on August 1, 1995 and ending on December 3, 1996. We have also certified the interim financial statements at December 31, 1995. These financial statements have been prepared in accordance with French accounting standards. We have reviewed the adjustments made to these accounts to conform with United States generally accepted accounting principles (US GAAP).

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis of our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UNIMEDIA S.A. at December 31, 1995 and December 31, 1996, and the results of its operations and its cash flows of the two periods, in conformity with the United States generally accepted accounting principles.

                            Paris, September 25, 1997

                            RBA S.A.
                            MEMBER EUROREVISE



                            Ali SMAOUI                     Robert BELLAICHE

UNIMEDIA S.A.
AUDITED BALANCE SHEET
DECEMBER 31, 1996

                                                                                       DECEMBER 31,         DECEMBER 31,
                                                                                               1996                 1995
                                                                       NOTE                    US $                 US $
ASSETS
Cash                                                                                        756,290              728,352
Accounts receivable, net of allowances for doubtful
   accounts of $2,375,594 (December 31, 1995 - nil)                      4                1,675,976              175,966
Inventories                                                                                 416,184
Prepaid expenses and deposits                                                                22,734                    -
                                                                                   ----------------     ----------------
TOTAL CURRENT ASSETS                                                                      2,871,184              904,318

Investments                                                              5                3,072,910            1,217,651
Fixtures, fittings and equipment, net                                    3                  116,669                6,344

                                                                                   ----------------     ----------------
TOTAL ASSETS                                                                              6,060,763            2,128,313
                                                                                   ================     ================
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                                                          1,070,511               60,399
Accrued expenses                                                                            366,988                    -
Loans repayable                                                                           2,754,287                    -

                                                                                   ----------------     ----------------
TOTAL LIABILITIES                                                                         4,191,786               60,399

COMMITMENTS AND CONTINGENCIES                                                                     -                    -

                                                                                   ----------------     ----------------
                                                                                          4,191,786               60,399
                                                                                   ================     ================

STOCKHOLDERS' EQUITY
Common stock - 12,302 shares authorized;
  $20 par value (French Francs 100) 11,250
  (December 31, 1995 - 9,000) issued and outstanding                                        216,496              184,034
Additional paid in capital                                                                3,766,014            1,963,030
Cumulative translation adjustment                                                           118,263                 (460)
Accumulated deficit                                                                      (2,231,796)             (78,690)

                                                                                   ----------------     ----------------
TOTAL STOCKHOLDERS' EQUITY                                                                1,868,977            2,067,914
                                                                                   ================     ================
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                6,060,763            2,128,313
                                                                                   ================     ================

The accompanying notes are an integral part of these unaudited consolidated financial statements.

UNIMEDIA S.A.
AUDITED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                                                             PERIOD FROM
                                                                                                               INCEPTION
                                                                                       YEAR ENDED       (AUGUST 17, 1995)
                                                                                     DECEMBER 31,        TO DECEMBER 31,
                                                                                             1996                   1995
                                                                     NOTE                    US $                   US $
Revenue                                                                                   327,726                      0

Operating Costs
   Staff costs                                                                            576,097                 37,762
   Depreciation                                                                            44,017                      -
   Operating expenses                                                                   1,003,978                 93,159
                                                                                 ----------------     ------------------
                                                                                        1,624,092                130,921
                                                                                 ----------------     ------------------

Operating loss                                                                         (1,296,366)              (130,921)

Interest (paid)/income net                                                                (63,911)                  (497)
Other income (expense)                                                                 (2,039,006)                 7,217

                                                                                 ----------------     ------------------
Loss before taxation                                                                   (3,399,283)              (124,201)

Tax provision                                                         2                 1,246,177                 45,511

                                                                                 ----------------     ------------------
Net loss                                                                               (2,153,106)               (78,690)
                                                                                 ================     ==================

Net profit/(loss) per share                                                                 ($191)                   ($9)
                                                                                 ================     ==================

Weighted average shares outstanding                                                        11,250                  9,000
                                                                                 ================     ==================

The accompanying notes are an integral part of these audited consolidated financial statements.

UNIMEDIA S.A.
AUDITED STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1996



                                                              ADDITIONAL     CUMULATIVE
                                                                 PAID-IN    TRANSLATION     ACCUMULATED
                                              COMMON STOCK       CAPITAL     ADJUSTMENT         DEFICIT          TOTAL
                                       SHARES         US $          US $           US $            US $           US $
Balance at inception
(August 17, 1995)                           -            -             -              -              -               -
Issuance of common stock                9,000      184,034     1,963,030                                     2,147,064
Translation adjustment                                                             (460)                          (460)
Net loss                                                                                       (78,690)        (78,690)

                                 -------------------------------------------------------------------------------------
Balance at December 31, 1995            9,000      184,034     1,963,030           (460)       (78,690)      2,067,914

Issuance of shares                      2,250       32,462     1,802,984                                     1,835,446
Translation adjustment                                                          118,723                        118,723
Net Loss                                                                                    (2,153,106)     (2,153,106)

                                 -------------------------------------------------------------------------------------
Balance at December 31, 1996           11,250      216,496     3,766,014        118,263     (2,231,796)      1,868,977
                                 =====================================================================================


The accompanying notes are an integral part of these audited consolidated financial statements.

UNIMEDIA S.A.
AUDITED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1996



                                                                                    DECEMBER 31,          DECEMBER 31,
                                                                                            1996                  1995
                                                                                            US $                  US $
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                                              (2,153,106)              (78,690)
Adjustment to reconcile net loss to net cash used in operating activities:
   Depreciation                                                                           44,017                     -
   Provision against investments and accounts receivable                               2,664,212                     -
   Unrealized investment gains                                                           (75,067)                    -
Changes in assets and liabilities
   Decrease (Increase) in inventories                                                   (416,184)                    -
   (Increase) in accounts receivable                                                  (3,875,604)             (175,966)
   Decrease (increase) in prepaid expenses                                               (22,734)                    -
   Increase in accrued expenses and accounts payable                                   1,377,100                60,399

                                                                                ----------------     -----------------
NET CASH USED IN OPERATIONS                                                           (2,457,366)             (194,257)
                                                                                ----------------     -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of fixtures, fittings and equipment                                         (154,342)               (6,344)
Investments                                                                           (2,020,637)           (1,217,651)

                                                                                ----------------     -----------------
NET CASH USED IN INVESTING ACTIVITIES                                                 (2,174,979)           (1,223,995)
                                                                                ----------------     -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares                                                       1,835,446             2,147,064
Loans taken out in the year                                                            2,754,287                     -

                                                                                ----------------     -----------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                              4,589,733             2,147,064
                                                                                ----------------     -----------------

NET INCREASE/(DECREASE) IN CASH                                                          (42,612)              728,812
Effect of exchange rate movements on cash                                                 70,550                  (460)

Cash at start of period                                                                  728,352                     -

                                                                                ----------------     -----------------
Cash at end of period                                                                    756,290               728,352
                                                                                ================     =================
Cash paid for taxes                                                                            -                     -
Interest paid                                                                            (63,911)                 (497)

The accompanying notes are an integral part of these audited consolidated financial statements.

UNIMEDIA S.A.

NOTES TO THE AUDITED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1996

Unimedia S.A. was incorporated in Paris, France on August 17, 1995 to develop and acquire interests in emerging high technology companies focusing on the development of software used in smart card and Internet technology and its application use in business and entertainment.

1. SIGNIFICANT ACCOUNTING POLICIES

The audited financial statements are prepared in conformity with generally accepted accounting principles in the United States of America.

BASIS OF PREPARATION
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES
Inventories are stated at the lower of first-in, first-out cost and market value.

FIXTURES, FITTINGS AND EQUIPMENT
Fixtures, fittings and equipment are all stated at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets as shown below:

Fixtures, fittings and equipment                     5 to 20 years

FOREIGN CURRENCY
The Company's assets and liabilities in France are translated at year end exchange rates and the results of the operation at the average exchange rate for the year. The effects of these translation adjustments are reported in a separate component of shareholders' equity. Exchange gains and losses arising from transactions denominated in a currency other than the functional currency of the entity involved are included in net income.


1995 Conversion Rates             Year end     -    French Franc 4.8904 / US$

                                  Average      -    French Franc 4.9170 / US$

1996 Conversion Rates             Year end     -    French Franc 5.1987 / US$

                                  Average      -    French Franc 5.1047 / US$

INCOME TAXES
Full provision is made for all deferred tax liabilities. Deferred income tax assets are recognized for deductible temporary differences and not operating losses, reduced by a valuation allowance if it is more likely than not that some portion of the benefit will not be recognized.

LEASES
Operating leases are charged to the statement of operations in equal annual amounts over the term of the lease.

UNIMEDIA S.A.

NOTES TO THE AUDITED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1996

2. INCOME TAXES

                                                                                           PERIOD FROM
                                                                                             INCEPTION
                                                                    YEAR ENDED        (AUGUST 17, 1995)
                                                                   DECEMBER 31,         TO DECEMBER 31,
                                                                           1996                    1995
                                                                           US $                    US $

The income tax provision consisted of the following
Current tax credit                                                    1,246,177                  45,511
                                                               ================     ===================


Net operating loss carry forwards which give rise to deferred tax assets are as follows:


                                                                                            PERIOD FROM
                                                                                              INCEPTION
                                                                     YEAR ENDED       (AUGUST 17, 1995)
                                                                   DECEMBER 31,         TO DECEMBER 31,
                                                                           1996                    1995
                                                                           US $                    US $

Unutilized tax losses                                                         -                       -
Valuation allowances                                                          -                       -
                                                               ----------------       -----------------
Total deferred tax assets                                                     -                       -
                                                               ================       =================

The valuation allowance relates to deferred tax assets established under Statement of Financial Accounting Standard No. 109 and relate to the unutilized tax losses. These unutilized tax losses, substantially of which do not expire, will be carried forward to future years for possible utilization. The company although has not yet fully achieved profitability has recognized the benefit for these unutilized tax losses in the financial statements.

3. FIXTURES, FITTINGS AND EQUIPMENT


                                                                   DECEMBER 31,            DECEMBER 31,
                                                                           1996                    1995
                                                                           US $                    US $

Fixtures, fittings and equipment                                        160,686                   6,344
Less accumulated depreciation                                           (44,017)                      -

                                                               ----------------       -----------------
                                                                        116,669                   6,344
                                                               ================       =================

UNIMEDIA S.A.

NOTES TO THE AUDITED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1996

4. ACCOUNTS RECEIVABLE


                                                                         DECEMBER 31,         DECEMBER 31,
                                                                                 1996                 1995
                                                                                 US $                 US $
Accounts receivable comprise:
Trade receivables                                                             114,402                    -
Taxation                                                                    1,239,201               45,759
Other debtors receivable within one year                                      304,696              118,132
Other debtors receivable after one year                                        17,677               12,075
                                                                      ---------------    -----------------
                                                                            1,675,976              175,966
                                                                      ===============    =================

5. INVESTMENTS
                                                                        DECEMBER 31,          DECEMBER 31,
                                                                                1996                  1995
                                                                                US $                  US $

Investments comprise:
Investment in quoted securities             - Available for sale           2,717,320                     -
Investment unquoted securities less provision for diminution
   in value                                 - Held to Maturity               355,590             1,217,651

                                                                    ----------------     -----------------
                                                                           3,072,910             1,217,651
                                                                    ================     =================

The company acquired interests in the following securities. Quoted securities are valued at market price. Unrealized gains and losses are accounted for in the audited statement of operations. Unquoted securities are those acquired for strategic purposes and are valued at fair value by the management. Provision is made for any diminution in value and is accounted for in the audited statement of operations. Provision made, 1996 - $244,872 (1995 - nil)


                                  % Holding
ENANTI Inc.              US          30%        Unquoted
Internetway S.A.         France      10%        Unquoted
ACTIV CARD               France       -         Quoted   (Unquoted at December 31, 1995)
Topcard S.A.             France       7%        Unquoted
Harmony Holdings, Inc.   US          15%        Quoted

UNIMEDIA S.A.

NOTES TO THE AUDITED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1996

6. LOANS REPAYABLE

The company has received loans from existing shareholders and potential shareholders whose share subscription had not completed as of the reporting dates.

                                                                       DECEMBER 31,         DECEMBER 31,
                                                                               1996                 1995
                                                                               US $                 US $
Oradea Inc.                     Loan repayable after one year               509,580                    -
Bandesco Falcon                 Subscription                                338,075                    -
R. Pardo                        Loan repayable after one year               495,841                    -
Reseau Asta International       Subscription                                385,285                    -
Tarbella Enterprises Inc.       Subscription                                732,515                    -
F de Montsiegnat                Subscription                                292,991                    -
                                                                  -----------------     ----------------
                                                                          2,754,287                    -
                                                                  =================     ================

                                  UNIMEDIA S.A.
                             UNAUDITED BALANCE SHEET
                               AS OF JUNE 30, 1997

                                                                                               JUNE 30,       JUNE 30,
                                                                                                   1997           1996
                                                                       NOTE                   US $           US $
ASSETS
Cash                                                                                          1,987,426      1,103,735
Accounts receivable, net of allowances for doubtful accounts of
nil (June 30, 1996 - nil)                                                4                    1,040,009        200,180
Taxation                                                                 2                    1,255,942              -
Inventories                                                                                     358,762          9,712
Prepaid expenses and deposits                                                                   106,903        203,890
                                                                                         -----------------------------
TOTAL CURRENT ASSETS                                                                          4,749,042      1,517,517

Investments                                                              5                    6,159,978      2,381,434
Fixtures, fittings and equipment, net                                    3                      100,903        127,789
                                                                                         -----------------------------
TOTAL ASSETS                                                                                 11,009,923      4,026,740
                                                                                         =============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                                                              1,097,792        148,875
Accrued expenses                                                                                121,127          3,778
Loans repayable within one year                                          6                    6,300,304      2,003,149
                                                                                         -----------------------------
TOTAL LIABILITIES                                                                             7,519,223      2,155,802

COMMITMENTS AND CONTINGENCIES                                                                         -              -
                                                                                         -----------------------------
                                                                                              7,519,223      2,155,802
                                                                                         -----------------------------

STOCKHOLDERS' EQUITY
Common stock - 12,302 shares authorized:
$20  par value (FF 100) 12,302
(June 30, 1996 - 9,000) issued and outstanding                                                  212,060        184,034
Additional paid in capital                                                                    4,620,195      1,963,030
Subscriptions receivable                                                                              -              -
Cumulative translation adjustment                                                               452,511       (102,757)
Accumulated deficit                                                                          (1,794,066)      (173,369)
                                                                                         -----------------------------
TOTAL STOCKHOLDERS' EQUITY                                                                    3,490,700      1,870,938
                                                                                         -----------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                   11,009,923      4,026,740
                                                                                         =============================

   The accompanying notes are an integral part of these unaudited consolidated financial statements.

                                  UNIMEDIA S.A.
                        UNAUDITED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997


                                                                                             SIX MONTHS     SIX MONTHS
                                                                                                  ENDED          ENDED
                                                                                               JUNE 30,       JUNE 30,
                                                                                                   1997           1996
                                                                       NOTE                   US $           US $
Revenue                                                                                          93,815        228,432

Operating costs

        Staff costs                                                                             371,513        203,436
        Depreciation and amortization                                                            17,554         12,794
        Operating expenses                                                                      461,076        214,194
                                                                                         -----------------------------
                                                                                                850,143        430,424
                                                                                         -----------------------------
Operating profit/(loss)                                                                        (756,328)      (201,992)
Interest (paid)/income net                                                                      (36,629)        14,488
Other income                                                             5                    1,080,982         44,965
                                                                                         -----------------------------
Profit/(loss) before taxation                                                                   288,025       (142,539)
Tax provision                                                            2                      149,705         47,860
                                                                                         -----------------------------
Net profit/(loss)                                                                               437,730        (94,679)
                                                                                         =============================
Net profit/(loss) per share                                                                      $41.10        ($10.52)
                                                                                         =============================
Weighted average shares outstanding                                                              10,651          9,000
                                                                                         =============================

   The accompanying notes are an integral part of these unaudited consolidated financial statements.




                                  UNIMEDIA S.A.

                   UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997


                                SHARES         COMMON      ADDITIONAL      CUMULATIVE         ACCUMULATED                TOTAL
                                                STOCK         PAID-IN     TRANSLATION             DEFICIT
                                                              CAPITAL      ADJUSTMENT
                                              $              $               $                 $                    $
Balance at December 31,
1995                             9,000        184,034       1,963,030            (460)           (78,690)            2,067,914
Issuance of common stock                                                                                                    --
Translation adjustment                                                       (102,297)                                (102,297)
Net loss                                                                                         (94,679)              (94,679)
                          ----------------------------------------------------------------------------------------------------
Balance at June 30, 1996         9,000        184,034       1,963,030        (102,757)          (173,369)            1,870,938

Issuance of shares               2,250         32,462       1,802,984                                                1,835,446
Translation adjustment                                                        221,020                                  221,020
Net loss                                                                                      (2,058,427)           (2,058,427)
                          ----------------------------------------------------------------------------------------------------
Balance at December 31,
1996                            11,250        216,496       3,766,014         118,263         (2,231,796)            1,868,978

Issuance of shares               1,052                        854,181                                                  854,181
Translation adjustment                        (4,436)                        (334,248)                                (124,358)

Net Loss                                                                                         437,730               437,730
                          ----------------------------------------------------------------------------------------------------

Balance at June 30, 1997        12,302        212,060       4,620,195         452,511         (1,794,066)            3,490,700
                          ====================================================================================================

The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of these statements.



                                  UNIMEDIA S.A.
                        UNAUDITED STATEMENT OF CASH FLOWS
                               AS AT JUNE 30, 1997


                                                                                   SIX MONTHS ENDED   SIX MONTHS ENDED
                                                                                      JUNE 30, 1997      JUNE 30, 1996
                                                                                        US $               US $
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                               437,730             (94,679)
Adjustment to reconcile net loss to net cash
used in operating activities:
        Depreciation                                                                    17,554              12,794
        Provision against investments and accounts receivable                          (88,715)                  -
        Unrealised investment gains                                                   (607,529)                  -
Changes in assets and liabilities:
        Decrease (Increase) in inventories                                              57,422              (9,712)
        (Increase) in accounts receivable                                             (619,975)            (24,214)
        Decrease (increase) in prepaid expenses                                        (84,169)           (203,890)
        Increase in accrued expenses and accounts payable                             (218,580)             92,254

                                                                                    ----------          ----------
NET CASH USED IN OPERATIONS                                                         (1,106,262)           (227,447)
                                                                                    ----------          ----------

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of fixtures, fittings and equipment                                         (1,788)           (134,239)
Investments                                                                         (2,410,651)         (1,163,783)

                                                                                    ----------          ----------
NET CASH USED IN INVESTING ACTIVITIES                                               (2,412,439)         (1,298,022)
                                                                                    ----------          ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares                                                       854,181
Loans taken out in the year                                                          3,546,017           2,003,149

                                                                                    ----------          ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                            4,400,198           2,003,149
                                                                                    ----------          ----------

NET INCREASE/(DECREASE) IN CASH                                                        881,497             477,680
Effect of exchange rate movements on cash                                              349,639            (102,297)

Cash at start of period                                                                756,290             728,352

                                                                                    ----------          ----------
Cash at end of period                                                                1,987,426           1,103,735
                                                                                    ----------          ----------

Cash paid for taxes                                                                          -                   -
Interest paid                                                                           36,629                   -

The accompanying notes are an integral part of these audited consolidated financial statements.

                                  UNIMEDIA S.A.

                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

1. SIGNIFICANT ACCOUNTING POLICIES

The financial statements are prepared in conformity with generally accepted accounting principles in the United States of America.

INTERIM ADJUSTMENTS

The financial statements as, and for the periods ended, June 30, 1997 and June 30, 1996, are unaudited. The interim financial statements reflect all adjustments (consisting only of normal recurring accruals) which are, in the opinion of management, necessary for a fair statement of the results of the interim periods presented. The results of operations for the interim periods should not be considered indicative of results expected for the full year.

BASIS OF PREPARATION

Unimedia S.A. was incorporated in Paris, France on August 17, 1995 to develop or acquire interests in emerging high technology companies focusing on the development of software used in Smart Card and Internet technology and its application use in business and entertainment.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

Inventories are stated at the lower of first-in, first-out cost and market value.

FIXTURES, FITTINGS AND EQUIPMENT

Fixtures, fittings and equipment are all stated at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets as shown below:

Fixtures, fittings and equipment                    5 to 20 years

FOREIGN CURRENCY

The Company's assets and liabilities in France are translated at year end exchange rates and at the average exchange rate for the year. The effects of these translation adjustments are reported in a separate component of shareholders' equity. Exchange gains and losses arising from transactions denominated in a currency other than the functional currency of the entity involved are included in net income.

INCOME TAXES

Full provision is made for all deferred tax liabilities. Deferred income tax assets are required for deductible temporary differences and net operating losses, reduced by a valuation allowance if it is more likely than not that some portion of the benefit will not be recognized.

LEASES

Operating leases are charged to the statement of operations in equal annual amounts over the term of the lease.

                                  UNIMEDIA S.A.

                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997


2. INCOME TAXES

The income tax provision consisted of the following:

                                            SIX MONTHS ENDED   SIX MONTHS ENDED
                                               JUNE 30, 1997      JUNE 30, 1996
                                                        US $               US $

Current tax credit                                   149,705             47,680
                                          =====================================

Net operating loss carry forwards which give rise to deferred tax assets are as follows:
                                                        US $               US $

Unutilized tax losses                                220,000             90,000
Valuation allowances                                (220,000)           (90,000)
                                          -------------------------------------
Total deferred tax assets                                  -                  -
                                          =====================================

The valuation allowance relates to deferred tax assets established under Statement of Financial Accounting Standard No. 109 and relate to the unutilized tax losses. These unutilized tax losses, substantially all of which do not expire, will be carried forward to future years for possible utilization. Although the Company has not yet achieved profitability, it has partly recognized the benefit for these unutilized tax losses in the financial statements.

                                               JUNE 30, 1997      JUNE 30, 1996
3. FIXTURES, FITTINGS AND EQUIPMENT                      US$                US$

Fixtures, fittings and equipment                     156,689            140,419
Less accumulated depreciation                        (55,786)           (12,630)
                                          -------------------------------------
                                                     100,903            127,789
                                          =====================================

                                  UNIMEDIA S.A.

                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997




                                           JUNE 30, 1997      JUNE 30, 1996
                                             US $               US $
4. ACCOUNTS RECEIVABLE

Accounts receivable comprise:

Trade receivables                                135,851             11,813
VAT receivables                                        -            154,571
Other debtors receivable within one year         713,917             33,796
Other debtors receivable after one year          190,241                  -
                                          ---------------------------------
                                               1,040,009            200,180
                                          =================================

5. INVESTMENTS                                US $               US $

Investments comprise:

Investment in quoted securities                5,842,304                  -
Investment in unquoted securities
 less provision for diminution in value          317,674          1,170,047
Advances made to unquoted securities                   -          1,191,414
Other                                                  -             19,973
                                      -------------------------------------
                                               6,159,978          2,381,434
                                      =====================================

                                  UNIMEDIA S.A.

                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

The company acquired interests in the following securities. Quoted securities are valued at market price. Unrealized gains and losses are accounted for in the unaudited statement of operations. Unquoted securities are those acquired for strategic purposes and are valued at fair value by the management. Provision is made for any diminution in value and is accounted for in the unaudited statement of operations. Provisions made six months to June 30, 1997 - nil (1996-nil).


                                           % Holding
ENANTI Inc.                   US           30%           Unquoted
Internetway S.A.              France       10%           Unquoted
ACTIV CARD                    France                     Quoted
Topcard S.A.                  France       7%            Unquoted
Harmony Holdings Inc.         US           15%           Quoted
Capital Media Group           US           10%           Quoted
Limited


6. LOANS

The company has received loans from existing shareholders and potential shareholders whose share subscription had not completed as of the respective reporting dates.

                                                        JUNE 30, 1997        JUNE 30, 1996
                                                                 US $                 US $
Oradea Inc.               Subscription and                    512,724            1,002,655
                          Loan repayable

Atlas Investments         Subscription                              -            1,000,494
Limited

Falcon Management         Subscription                        340,160                    -

R. Pardo                  Loan Repayable                      498,901                    -

Reseau Asta               Subscription                      2,512,239                    -
International

Universal Holdings,       Loan Repayable                    2,210,770                    -
Inc.

Interest accrued                                              225,510
                                                  ----------------------------------------
                                                            6,300,304            2,003,149
                                                  ========================================

                                  UNIMEDIA S.A.

                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997


7. SUBSEQUENT EVENTS

On July 31, 1997, Capital Media Group Limited, a Nevada corporation, acquired 6,190 shares of the outstanding common stock from the holders of such shares, constituting 50.3% of the then outstanding common stock. Subsequently, on September 5, 1997, Capital Media acquired an additional 3,848 shares of the outstanding common stock from the holders of such shares, increasing Capital Media's ownership interest in the company to 81.6% of the then outstanding common stock.

                           CAPITAL MEDIA GROUP LIMITED

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma consolidated financial statements give effect to the acquisition as of September 5, 1997 of 81.6% of Unimedia S.A. (France), as if the acquisition were effected as of December 31, 1996, or at the beginning of the period presented. The acquisition was accounted for by the purchase method of accounting. The excess of the purchase price over the net assets acquired was allocated to the value of goodwill acquired and is amortized over approximately 10 years.

The following Unaudited Pro Forma Consolidated Balance Sheets present the pro forma combined financial position of Capital Media Group Limited as of December 31, 1996 and June 30, 1997 as if the acquisition of Unimedia S.A. were effected as of December 31, 1996.

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 presents the pro forma results of the combined company as if the acquisition of Unimedia S.A. was completed as of January 1, 1996.

The unaudited pro forma statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the acquisition of 81.6% ownership of Unimedia S.A. had taken place in accordance with the assumptions set forth in the notes, nor is it necessarily indicative of future operating results of financial position.

                           CAPITAL MEDIA GROUP LIMITED

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS AT DECEMBER 31, 1996



                                                    AS REPORTED
                                     -----------------------------------------
                                        CAPITAL MEDIA
                                       GROUP PRO FORMA                                ACQUISITION                 PRO FORMA AS
                                             (1)                  UNIMEDIA            ADJUSTMENTS                   ADJUSTED
                                            US $                    US $                  US $                        US $
                                     -------------------      ----------------      ----------------            ----------------
ASSETS
Cash                                           6,170,070               756,290              (310,000)  (3)             6,616,360
Accounts receivable, net of
   allowances for doubtful
   accounts of $10,399                           754,103               436,775                     -                   1,288,156
Taxation                                               -             1,239,201              (620,000)  (5)              (619,201)
Inventories                                       38,455               416,184                     -                     454,639
Prepaid expenses and deposits                  1,481,836                22,734                     -                   1,504,570
                                     -------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                           8,444,464             2,871,184              (930,000)                 10,385,648

Investments                                      217,213             3,072,910                     -                   3,290,123
Intangible assets, net of accumulated
amortization of $                                803,821                     -             3,344,955   (3)             4,148,776
Fixtures, fittings and equipment, net          1,475,284               116,669                     -                   1,591,953
                                     -------------------------------------------------------------------------------------------
TOTAL ASSETS                                  10,940,782             6,060,763             2,414,955                  19,416,500
                                     ===========================================================================================

LIABILITIES AND
   STOCKHOLDERS' EQUITY
Accounts payable                               1,378,801             1,070,511                     -                   2,449,312
Accrued expenses                               2,310,261               366,988                     -                   2,677,249
Loans repayable within one year                2,016,568             2,754,287                     -                   4,770,855
Amounts due to minority
   shareholders                                  411,600                     -                     -                     411,600
                                     -------------------------------------------------------------------------------------------
TOTAL LIABILITIES                              6,117,230             4,191,786                     -                  10,309,016

                                                    AS REPORTED
                                     -----------------------------------------
                                        CAPITAL MEDIA
                                       GROUP PRO FORMA                                ACQUISITION                 PRO FORMA AS
                                             (1)                  UNIMEDIA            ADJUSTMENTS                   ADJUSTED
                                            US $                    US $                  US $                        US $
                                     -------------------      ----------------      ----------------            ----------------
COMMITMENTS AND
   CONTINGENCIES                                       -                     -                     -                           -

MINORITY INTEREST
   IN SUBSIDIARIES                               615,795                     -               218,770  (4)                834,565
                                     -------------------------------------------------------------------------------------------
                                               6,733,025             4,191,786               218,770                  11,143,581
                                     -------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Preferred Stock - 5,000,000 shares
   authorized:  $0.001 par value; no
   shares issued and outstanding
Common Stock - 50,000,000 shares
   authorized:  $0.001 par value;
   24,663,328 (12/31/96) issued and
   outstanding                                    24,663               216,496              (209,470) (3)                 31,689
Additional paid in capital                    22,955,651             3,766,014               292,122  (3)             27,013,787
Subscriptions receivable                          (5,000)                    -                     -                      (5,000)
Cumulative translation adjustment                326,214               118,263              (118,263)                    326,214
Accumulated deficit                          (19,093,771)           (2,231,796)            2,231,796                 (19,093,771)
                                     -------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS'
   EQUITY                                      4,207,757             1,868,977             2,196,185                   8,272,919
                                     -------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND                         10,940,782             6,060,763             2,414,955                  19,416,500
   STOCKHOLDERS' EQUITY              ===========================================================================================

The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of these statements.

                           CAPITAL MEDIA GROUP LIMITED

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS AT JUNE 30, 1997



                                                     AS REPORTED
                                       ---------------------------------------
                                         CAPITAL MEDIA                                ACQUISITION                   PRO FORMA
                                            GROUP                  UNIMEDIA            ADJUSTMENTS                  AS ADJUSTED
                                             US $                   US $                  US $                         US $
                                       -----------------------------------------------------------------------------------------
ASSETS
Cash                                           1,678,265             1,987,426             (452,000)                   3,213,691
Accounts receivable, net of
   allowances for doubtful
   accounts of $10,392                         1,052,016             1,040,009                    -                    2,092,025
Amount due from shareholders                   2,500,000                     -           (2,500,000)  (6)                      -
Taxation                                               -             1,255,942             (769,702)  (5)                486,240
Inventories                                       29,563               358,762                    -                      388,325
Prepaid expenses and deposits                    574,060               106,903                    -                      680,963
                                       -----------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                           5,833,904             4,749,042           (3,721,702)                   6,861,244

Investments                                      192,749             6,159,978             (114,000)  (2)              6,238,727
Intangible assets, net of accumulated
amortization of $390,203                         654,902                     -            2,143,788   (3)              2,798,690
Fixtures, fittings and equipment, net          1,284,848               100,903                    -                    1,385,751
                                       -----------------------------------------------------------------------------------------

TOTAL ASSETS                                   7,966,403            11,009,923           (1,691,914)                  17,284,412
                                       =========================================================================================

LIABILITIES AND
   STOCKHOLDERS' EQUITY
Accounts payable                               2,420,965             1,097,792             (240,000)  (2)              3,278,757
Accrued expenses                               1,329,119               121,127                    -                    1,450,246
Loans repayable within one year                2,100,251             6,300,304           (2,500,000)  (6)              5,900,555
Amounts due to minority
   shareholders                                  431,600                     -                    -                      431,600
                                       -----------------------------------------------------------------------------------------
TOTAL LIABILITIES                              6,281,935             7,519,223           (2,740,000)                  11,061,158


                                                     AS REPORTED
                                       --------------------------------------
                                         CAPITAL MEDIA                                ACQUISITION                   PRO FORMA
                                            GROUP                 UNIMEDIA            ADJUSTMENTS                  AS ADJUSTED
                                             US $                   US $                  US $                         US $
                                       -----------------------------------------------------------------------------------------
COMMITMENTS AND
   CONTINGENCIES                                       -                     -                     -                            -

MINORITY INTEREST
   IN SUBSIDIARIES                               534,514                     -               489,624   (4)              1,024,138
                                       ------------------------------------------------------------------------------------------
                                               6,816,449             7,519,223            (2,250,376)                  12,085,296
                                       ------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Preferred Stock - 5,000,000 shares
   authorized:  $0.001 par value; no
   shares issued and outstanding
Common Stock - 50,000,000 shares
   authorized:  $0.001 par value;
   24,663,328 (12/31/96) issued and
   outstanding                                    32,073               212,060              (205,034)  (3)                 39,099
Additional paid in capital                    27,004,713             4,620,195              (578,059)  (3)             31,046,849
Subscriptions receivable                          (5,000)                    -                     -                       (5,000)
Cumulative translation adjustment              2,265,200               452,511              (452,511)                   2,265,200
Accumulated deficit                          (28,147,032)           (1,794,066)            1,794,066                  (28,147,032)
                                       ------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS'
   EQUITY                                      1,149,954             3,490,700               558,462                    5,199,116
                                       ------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND                          7,966,403            11,009,923            (1,691,914)                  17,284,412
   STOCKHOLDERS' EQUITY                ==========================================================================================

The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of these statements.




                           CAPITAL MEDIA GROUP LIMITED

            UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                SHARES       COMMON   ADDITIONAL    SUBSCRIPTION    CUMULATIVE     ACCUMULATED          TOTAL
                                              STOCK      PAID-IN     RECEIVABLE    TRANSLATION         DEFICIT
                                                         CAPITAL                    ADJUSTMENT
                                             $           $              $             $               $               $
Balance at inception
   (February 17, 1995)              --            -            -              -              -               -              -
Issuance of common stock     8,996,664        8,997   10,308,657        (5,000)                                    10,312,654
Reverse acquisition of
   Capital Media Group
   Limited                     330,000          330          657                                                          987
Translation adjustment                                                                 (59,963)                       (59,963)
Net loss                                                                                            (2,831,667)    (2,831,667)
                          ---------------------------------------------------------------------------------------------------
Balance at December
31,1995                      9,326,664        9,327   10,309,314        (5,000)        (59,963)     (2,831,667)     7,422,011


Issuance of shares           3,336,664        3,336    6,808,337                                                    6,811,673
Translation adjustment                                                                 386,177                        386,177
Net Loss                                                                                           (16,262,104)   (16,262,104)
                          ---------------------------------------------------------------------------------------------------
Balance at December 31,
1996                        12,663,328       12,663   17,117,651        (5,000)        326,214     (19,093,771)    (1,642,243)


Issuance of shares          12,000,000       12,000    5,838,000                                                    5,850,000
Issuance of shares on the
acquisition of Unimedia      7,026,600        7,026    4,058,136                                                    4,065,162
                          ---------------------------------------------------------------------------------------------------
Pro Forma Balance at
December 31, 1996           31,689,928       31,689   27,013,787        (5,000)        326,214     (19,093,771)     8,272,919



The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of these statements.



                           CAPITAL MEDIA GROUP LIMITED

            UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997



                                SHARES       COMMON   ADDITIONAL   SUBSCRIPTION     CUMULATIVE     ACCUMULATED          TOTAL
                                              STOCK      PAID-IN     RECEIVABLE    TRANSLATION         DEFICIT
                                                         CAPITAL                    ADJUSTMENT
                                             $           $              $              $              $               $
Balance at December 31,
1996                        12,663,328       12,663   17,117,651        (5,000)        326,214     (19,093,771)    (1,642,243)
Issuance of common stock    19,410,876       19,410    9,887,062              -              -               -      9,906,472
Translation adjustment               -            -            -              -      1,938,986               -      1,938,986
Net loss                             -            -            -              -              -      (9,053,261)    (9,053,261)
                          ---------------------------------------------------------------------------------------------------
Balance at June 30, 1995    32,074,204       32,073   27,004,713        (5,000)      2,265,200     (28,147,032)     1,149,954


Issuance of shares on the
acquisition of Unimedia      7,026,600        7,026    4,042,136              -              -               -      4,049,162
                          ---------------------------------------------------------------------------------------------------
                            39,100,804       39,099   31,046,849        (5,000)      2,265,200     (28,147,032)     5,199,116
                          ===================================================================================================

The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of these statements.


                           CAPITAL MEDIA GROUP LIMITED

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                                     AS REPORTED
                                       ---------------------------------------
                                         CAPITAL MEDIA            UNIMEDIA
                                           GROUP PRO                                  ACQUISITION                 PRO FORMA AS
                                             FORMA                                    ADJUSTMENTS                   ADJUSTED
                                             US $                   US $                  US $                        US $
                                       -----------------      ----------------      ----------------            ----------------
Revenue                                        2,075,407               327,726               (60,000)  (1)             2,343,133

Operating costs
   Staff costs                                 3,705,972               576,097                     -                   4,282,069
   Depreciation and amortization                 521,069                44,017                     -                     565,086
   Operating expenses                         14,125,947             1,003,978                     -                  15,129,925
                                       -----------------------------------------------------------------------------------------
                                              18,352,988             1,624,092                     -                  19,977,080
                                       -----------------------------------------------------------------------------------------

Operating profit/(loss)                      (16,277,581)           (1,296,366)              (60,000)                (17,633,947)
Equity in net losses of investment in
joint venture                                   (211,414)                    -                     -                    (211,414)
Interest income net                              132,950               (63,911)                    -                      69,039
Minority interest                                 58,033                     -                     -                      58,033
Other income                                      42,531            (2,039,006)                    -                  (1,996,475)
                                       -----------------------------------------------------------------------------------------
Profit/(loss) before taxation                (16,255,481)           (3,399,283)              (60,000)                (19,714,764)

Tax provision                                     (6,623)            1,246,177              (626,177)  (5)              (613,377)
                                       -----------------------------------------------------------------------------------------

Net profit/(loss)                            (16,262,104)           (2,153,106)             (686,177)                (19,101,387)
                                       =========================================================================================

Net profit/(loss) per share                       ($1.32)                                                                 ($1.02)
                                                 =======                                                                 =======

Weighted average shares outstanding           12,359,029                                                              19,385,629
                                              ==========                                                              ==========

The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of these statements.

                           CAPITAL MEDIA GROUP LIMITED

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997



                                                     AS REPORTED
                                       ---------------------------------------
                                         CAPITAL MEDIA            UNIMEDIA            ACQUISITION                 PRO FORMA AS
                                             GROUP                                    ADJUSTMENTS                   ADJUSTED
                                       -----------------------------------------------------------------------------------------
                                             US $                   US $                  US $                        US $
                                       -----------------      ----------------      ----------------            ----------------
Revenue                                          874,733                93,815                                          968,548

Operating costs
   Staff costs                                 1,749,152               371,513                    -                   2,120,665
   Depreciation and amortization                 249,365                17,554                    -                     266,919
   Operating expenses                          7,783,739               461,076                    -                   8,244,815
                                       ----------------------------------------------------------------------------------------
                                               9,782,256               850,143                    -                  10,632,399
                                       ----------------------------------------------------------------------------------------

Operating profit/(loss)                       (8,907,523)             (756,328)                   -                  (9,663,851)

Equity in net losses of investment in
joint venture                                   (137,514)                    -                    -                    (137,514)
Interest income net                              (82,553)              (36,629)                   -                    (119,182)
Minority interest                                 67,617                     -                    -                      67,617
Other income                                       9,381             1,080,982                    -                   1,090,363
                                       ----------------------------------------------------------------------------------------
Profit/(loss) before taxation                 (9,050,592)              288,025                    -                  (8,762,567)

Tax provision                                     (2,669)              149,705             (149,705)  (5)                (2,669)
                                       ----------------------------------------------------------------------------------------

Net profit/(loss)                             (9,053,261)              437,730             (149,705)                 (8,765,236)
                                       ========================================================================================

Net profit/(loss) per share                       ($0.48)                                                                ($0.34)
                                                ========                                                                 ======

Weighted average shares outstanding           18,859,995                                                             25,886,525
                                              ==========                                                             ==========


The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of these statements.

                           CAPITAL MEDIA GROUP LIMITED

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1) Capital Media Group Limited's Pro forma balance sheet as at December 31, 1996, reflects the Private Placement completed on March 3, 1997 in respect of 12,000,000 shares of common stock sold. The net proceeds were approximately $5,850,000 after costs.

(2) Represents the elimination of commission paid by Capital Media Group Limited to Unimedia. Of the commission received by Unimedia, Unimedia itself paid commission of $256,000 in cash and shares held in Capital Media Group Limited.

(3) Represents the acquisition by Capital Media Group Limited of 81.6% ownership of Unimedia and the issuance of 7,026,600 shares and legal and professional costs of $310,000. The acquisition was accounted for by the purchase method of accounting. The excess of purchase price over net assets acquired is allocated to the value of goodwill acquired. The adjustments reflect the elimination of pre acquisition net assets acquired.

(4) Represents the value of 18.4% minority shareholders interest in Unimedia.

(5) Represents the reversal of valuation allowance relating to tax loss carry forwards due to the uncertainty regarding the ability to utilize the benefits in the near future.

(6) Represents the elimination of the proceeds of $2,500,000 of the Private Placement subscription by investors associated with Unimedia who had received the deposit of the subscription.

                                    SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CAPITAL MEDIA GROUP LIMITED



                                      By: /s/ GILLES ASSOULINE
                                         -------------------------------------
                                         Gilles Assouline, President


Date: September 29, 1997


                                       17